Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Provides Third Quarter 2013 Highlights of Unaudited Statutory Results and Estimated Operating Metrics

●	Statutory net gain from operations of $8.7 million

●	Statutory surplus and asset valuation reserve of $785.0 million

●	Estimated risk-based capital ratio of 349%

Hartford, Conn., Nov. 15, 2013 – The Phoenix Companies, Inc. (NYSE:PNX) today provided third quarter 2013 unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and estimated third quarter 2013 operating metrics.

“We continue to focus on maintaining solid fundamentals and growing our businesses as we work to complete the GAAP restatement,” said James D. Wehr, president and chief executive officer.

THIRD QUARTER 2013 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

PLIC today filed its unaudited statutory financial results for the quarter ended Sept. 30, 2013 with the New York Department of Financial Services. The following are highlights from that filing:

●	Statutory net gain from operations was $8.7 million, and statutory net income was $4.4 million for the quarter ended Sept. 30, 2013.

●	Statutory surplus and asset valuation reserve was $785.0 million at Sept. 30, 2013, reflecting the following actions in the third quarter of 2013:

	o	PLIC paid a $29.2 million dividend to the parent holding company.

o
As a result of the previously announced GAAP restatement process and the statutory and GAAP audits, $(1.6) million of net prior period adjustments were recorded in PLIC’s statutory surplus. Net prior period adjustments of $(0.5) million in the carrying value of insurance company subsidiaries are reflected in the change in net unrealized capital gains.

●	Risk-based capital ratio was estimated to be 349% at Sept. 30, 2013.

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The Phoenix Companies, Inc. 2

THIRD QUARTER 2013 ESTIMATED OPERATING METRICS FOR THE PHOENIX COMPANIES, INC.

The following are currently estimated operating metrics for the third quarter of 2013:

●	Annuity deposits of $165.8 million for the third quarter of 2013.
●	Net annuity flows (deposits less surrenders) of $13.7 million for the third quarter of 2013.
●	Annuity funds under management of $5.4 billion at Sept. 30, 2013.
●	Life insurance annualized premium of $0.6 million for the third quarter of 2013.
●	Gross life insurance in-force of $106.5 billion at Sept. 30, 2013.
●	Third quarter 2013 mortality was favorable compared with expectations. Open block experience was favorable, driven by universal life results, and closed block experience was slightly unfavorable.
●	Third quarter 2013 total individual life surrenders at an annualized rate of 4.0%, and closed block life policies at an annualized rate of 3.6%.
●	Third quarter 2013 annuity surrenders at an annualized rate of 11.6%.
●	Holding company cash and securities totaled $200.9 million at Sept. 30, 2013.
●	Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, was $0.7 million for the third quarter of 2013.

YEAR-TO-DATE 2013 CHANGES TO PHOENIX LIFE INSURANCE COMPANY STATUTORY SURPLUS AND ASSET VALUATION RESERVE

PLIC’s statutory surplus and asset valuation reserve was $785.0 million at Sept. 30, 2013 and $922.5 million at Dec. 31, 2012. The statutory surplus and asset valuation reserve at Sept. 30, 2013 reflects the following actions in the first nine months of 2013:

●	PLIC paid a total of $49.2 million in dividends to the parent holding company in the first nine months of 2013.

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PLIC and its subsidiary, PHL Variable Insurance Company, initiated a hedge to protect surplus against the impact of rising interest rates in the first quarter of 2013. The hedge also positions The Phoenix Companies, Inc. to utilize tax benefits related to expiring capital loss carryforwards maintained at the holding company. The transaction decreased statutory surplus by $55.2 million and increased holding company assets by $48.0 million, enhancing liquidity and capital flexibility.

●	A $23.1 million decrease in statutory surplus is due to lower admitted deferred tax assets on the balance sheet of PLIC and its insurance company subsidiaries at Sept. 30, 2013.

●	PLIC made $(28.0) million of net prior period adjustments during the nine months ended Sept. 30, 2013 as a result of the previously announced GAAP restatement process and statutory and GAAP audits.

	o	$(36.8) million of net prior period adjustments were recorded in statutory surplus.

	o	Net prior period adjustments of $8.8 million in the carrying value of insurance company subsidiaries are reflected in the change in net unrealized capital gains.

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The principal components of the net prior period adjustments are reductions for an increase in taxes owed resulting from underreporting of taxable income in prior periods, primarily in partnership investments, a decrease in net investment income, and the establishment of a reserve arising from a 1996 class action lawsuit settlement, partially offset by a decrease in the incurred but not reported claim reserve.

PLIC’s statutory results are not indicative of, and are not a replacement for, the consolidated GAAP results of The Phoenix Companies, Inc. Variances between PLIC’s statutory financial results and its or The Phoenix Companies, Inc.’s GAAP financial information are likely to be material.

Due to the differences between the statutory and GAAP accounting principles, the statutory adjustments discussed above may not be the same as the adjustments made to the GAAP financial statements as a result of the restatement, and such differences could be material.

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The Phoenix Companies, Inc. 3

RESTATEMENT AND FILING OF GAAP FINANCIAL STATEMENTS

Phoenix reported on Oct. 15, 2013 that it believes it is in the final phases of the restatement work, and it is preparing its corrective and delayed filings. Once the filing timetable is established, the company expects to provide a further update on the restatement.

As previously reported, Phoenix is restating historical annual and interim GAAP financial statements. Phoenix has not yet filed with the SEC its third quarter 2012 Form 10-Q and its subsequent periodic reports.

On Nov. 8, 2013, Phoenix filed a Notification of Late Filing on Form 12b-25 with the SEC disclosing that it will not file its third quarter 2013 Form 10-Q on or before the Nov. 12, 2013 due date and that it does not expect to file it within the five day extension period offered by Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

In addition, Phoenix previously reported that the completion of the 2012 audited statutory financial statements of its insurance company subsidiaries would be delayed because they are dependent on substantial completion of the GAAP restatement process, the evaluation of the control environment related to the statutory and GAAP financial statements and the related audit processes, and that the situation remains fluid as additional issues are identified and resolved. The company’s insurance company subsidiaries have received extensions from their respective domiciliary state insurance regulators for filing their 2012 audited statutory financial statements and intend to seek further extensions as required.

Unaudited statutory financial results for the third quarter of 2012, full year 2012 and first three quarters of 2013 were filed on time with state insurance regulators.

RELIANCE ON STATUTORY FINANCIAL RESULTS

The company advised that full year 2012 and first, second and third quarter 2013 unaudited statutory financial results for its insurance company subsidiaries filed with their domiciliary state insurance regulators can continue to be relied upon after taking into consideration the $(28.0) million of net prior period adjustments reported above. However, that situation can change.

The company noted that there are errors arising from the GAAP restatement process and the statutory and GAAP audits that have been identified, some of which have been quantified while others have not yet been fully assessed and quantified. These errors, along with additional errors that may be identified, could, individually or in the aggregate, materially and adversely impact the previously disclosed 2012 and 2013 unaudited statutory financial results, and the 2012 audited annual statutory financial statements, when completed, could materially and adversely vary from the 2012 unaudited annual statutory results.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York.  For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes.  Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”.  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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